                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form F-4 of Barrick Gold Corporation, of our report dated January 31, 2001, except for Notes 23 and 21, as to which the date is November 7, 2001, relating to the restated financial statements, which appears in Homestake Mining Company's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Francisco, California
November 9, 2001